First Quarter 2013 Earnings Call Slides

Supplemental Material

[→] MAY 9, 2013

GSE ENVIRONMENTAL™

[DURABILITY RUNS DEEP]

2013 First Quarter Highlights

- Revenues of $95.1 million
- Adjusted EBITDA of $3.4 million
- Adjusted diluted EPS of ($0.09)

GSE ENVIRONMENTAL™

Financial Performance Overview

Volumes Shipped [(1)]



90.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
59.0
75.0
80.0
77.0
1Q'10
1Q'11
1Q'12
1Q'13

Revenue ($M)



100
90
80
70
60
50
40
30
20
10
0
$56
$89
$95
$95
1Q'10
1Q'11
1Q'12
1Q'13

Gross Profit Margin



18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
5.1%
16.3%
15.2%
13.9%
1Q'10
1Q'11
1Q'12
1Q'13

(1) Represents millions of pounds of plastic shipped

GSE ENVIRONMENTAL™

First Quarter 2013 Financial Results

Revenue ($M)


$96.0
$95.0
$94.0
$93.0
$94.9
0.2%
$95.1
1Q'12
1Q'13

1Q'13 End-Market Revenue Mix


10.5%
30.9%
5.5%
6.9%
24.9%
21.3%
Environmental Containment
Water Containment
Mining
Coal Ash
Oil & Gas
Other (1)

(1) Other includes Energy and Civil Engineering Markets

First Quarter 2013 Financial Results


1Q'12 Revenue by Geography
1.9%
13.1%
38.2%
19.6%
27.2%
North America
Europe / Africa
Asia Pacific
Latin America
Middle East


1Q'13 Revenue by Geography
3.3%
12.3%
43.5%
17.4%
23.5%
North America
Europe / Africa
Asia Pacific
Latin America
Middle East

GSE ENVIRONMENTAL™

First Quarter 2013 Financial Results

1Q'12 Product Revenue Mix


78.7%
7.8%
5.3%
4.4%
1.5%
2.3%
Geomembranes
Drainage
Geosynthetic clay liners
Nonwoven geotextiles
Specialty products
Other

1Q'13 Product Revenue Mix


76.1%
9.9%
7.9%
1.7%
1.4%
3.0%
Geomembranes
Drainage
Geosynthetic clay liners
Nonwoven geotextiles
Specialty products
Other

GSE ENVIRONMENTAL™